As filed with the Securities and Exchange Commission on November 16, 2020

Registration No. 333-249747

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2 TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Yatsen Holding Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	5900	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

32-35, 38/F, Poly Midtown Plaza

No.23 East Xuanyue Street, Haizhu District

Guangzhou 510330

People’s Republic of China

+86 20-3837 3543

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong +852 3740-4700	Haiping Li, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 46/F, Tower 2, Jing An Kerry Center 1539 Nanjing West Road, Shanghai People’s Republic of China +86 (21) 6193-8200	Benjamin Su, Esq. Daying Zhang, Esq. Latham & Watkins LLP 18th Floor, One Exchange Square 8 Connaught Place Central, Hong Kong +852 2912-2500

Approximate date of commencement of proposed sale to the public:

as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

†    The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(2)(3)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(2)(3)	Amount of registration fee(4)

Class A ordinary shares, par value US$0.00001 per share(1)	270,250,000	US$2.625	US$709,406,250	US$77,396

(1)

American depositary shares issuable upon deposit of Class A ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-250059). Each American depositary share represents four Class A ordinary shares.

(2)

Includes Class A ordinary shares that are issuable upon the exercise of the underwriters’ over-allotment option to purchase additional ADSs. Also includes Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.

(3)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933.
(4)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 is being filed solely for the purpose of filing an exhibit to this registration statement on Form F-1, or the Registration Statement, to update the filing status of such exhibit in Part II of the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page, filing status of such exhibit, and exhibit index of the Registration Statement. This Amendment No. 2 does not contain copies of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 1 to the Registration Statement, filed on November 13, 2020.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The post-offering memorandum and articles of association that we expect to adopt and to become effective immediately prior to the completion of this offering provide that we shall indemnify our directors and officers (each an indemnified person) against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified person, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the indemnification agreements, the form of which is filed as Exhibit 10.2 to this registration statement, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The underwriting agreement, the form of which is filed as Exhibit 1.1 to this registration statement, will also provide indemnification for us and our officers and directors for certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.	RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions.

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Ordinary shares
Maricorp Services Ltd.	September 6, 2016	1	Past and future services provided to us
Mangrove Bay Investment Management Co. Ltd.	September 6, 2016	249,999,999	Past and future services provided to us
Yat-sen Partners L.P.	September 6, 2016	156,250,000	Past and future services provided to us
Slumdunk Holding Limited	September 5, 2018	567,604,000	US$5,676.04

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Maybe Cat Holding Limited	September 5, 2018	177,323,494	US$1,773.23
Icecrystou Holding Limited	September 5, 2018	28,998,686	US$289.99

Class A Ordinary Shares
Allinbeauty Limited	August 31, 2020	50,178,920	exercise of options
DSbeauty Limited	August 31, 2020	99,184,652	exercise of options
Yo Show Limited Partnership	September 11, 2020	15,518,385	exercise of options

Class B Ordinary Shares
Slumdunk Holding Limited	July 26, 2019	73,915,560	US$739.16
Maybe Cat Holding Limited	July 26, 2019	23,091,742	US$230.92
Icecrystou Holding Limited	July 26, 2019	60,838,747	2,541,347 shares issued for US$25.41 and 58,297,400 shares issued upon exercise of options
Icecrystou Holding Limited	August 31, 2020	21,356,415	exercise of options
Slumdunk Holding Limited	September 11, 2020	66,072,571	US$660.73
Maybe Cat Holding Limited	September 11, 2020	20,021,097	US$200.21
Icecrystou Holding Limited	September 11, 2020	7,659,571	US$76.60

Series Seed Preferred Shares
Zhen Partners Fund IV, L.P.	September 5, 2018	200,000,000	US$2,000
INTERNET FUND V PTE. LTD.	March 25, 2020	26,342,928	US$27,961,775
Passion Marbles Limited	March 25, 2020	5,214,304	US$5,534,738
Green Earth Company Limited	March 25, 2020	5,214,304	US$5,534,738
CMC Pandora Holdings Limited	March 25, 2020	16,928,449	US$17,968,750
HH PDI Holdings Limited	April 27, 2020	42,959,988	US$45,600,000
LFC Investment Hong Kong Limited	April 27, 2020	2,355,262	US$2,500,000
YELLOW BEE LIMITED	April 27, 2020	6,443,998	US$64.44
Passion Marbles Limited	July 29, 2020	21,479,994	US$22,800,000
INTERNET FUND V PTE. LTD	September 11, 2020	2,871,833	US$4,310,312
Passion Marbles Limited	September 11, 2020	656,779	US$985,754
Green Earth Company Limited	September 11, 2020	172,948	US$259,576
CMC Pandora Holdings Limited	September 11, 2020	667,192	US$1,001,384
HH PDI Holdings Limited	September 11, 2020	3,733,491	US$5,603,568
LFC Investment Hong Kong Limited	September 11, 2020	574,366	US$862,062
CGI IX Investments	September 11, 2020	8,041,132	US$12,068,873
Bowenite Gem Investments Ltd	September 11, 2020	8,041,132	US$12,068,873
Loyal Valley Capital Advantage Fund II LP	September 11, 2020	4,020,565	US$6,034,436
LVC Beauty LP	September 11, 2020	1,148,733	US$1,724,125
Golden Valley Global Limited	September 11, 2020	574,367	US$862,062
United Strength York Limited	September 11, 2020	1,148,733	US$1,724,125

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration

Series A-1 Preferred Shares
Zhen Partners Fund IV, L.P.	September 5, 2018	66,667,000	US$666.67

Series A-2 Preferred Shares
Zhen Partners Fund IV, L.P.	September 5, 2018	38,677,000	US$802,093
UNITED ASPECT LIMITED	September 5, 2018	145,038,000	US$3,007,833
INTERNET FUND V PTE. LTD.	March 25, 2020	7,376,020	US$7,829,297
Passion Marbles Limited	March 25, 2020	1,460,005	US$1,549,726
Green Earth Company Limited	March 25, 2020	1,460,005	US$1,549,726
CMC Pandora Holdings Limited	March 25, 2020	4,739,966	US$5,031,250
Passion Marbles Limited	April 27, 2020	27,923,992	US$31,200,000

Series B-1 Preferred Shares
Banyan Partners Fund III, L.P.	September 5, 2018	12,328,247	US$767,125
Banyan Partners Fund III-A, L.P.	September 5, 2018	2,175,573	US$135,375

Series B-2 Preferred Shares
Banyan Partners Fund III, L.P.	September 5, 2018	118,059,186	US$7,732,875
Banyan Partners Fund III-A, L.P.	September 5, 2018	20,833,974	US$1,364,625
Zhen Partners Fund IV, L.P.	September 5, 2018	15,267,179	US$1,000,000
UNITED ASPECT LIMITED	September 5, 2018	17,128,900	US$1,121,943

Series B-3 Preferred Shares
HH SPR-XIII Holdings Limited	October 22, 2018	85,351,118	US$7,000,000

Series B-3+ Preferred Shares
Banyan Partners Fund III, L.P.	February 25, 2019	29,312,505	US$5,100,000
Banyan Partners Fund III-A, L.P.	February 25, 2019	5,172,795	US$900,000
HH SPR-XIII Holdings Limited	February 25, 2019	52,590,083	US$9,150,000

Series C Preferred Shares
HH PDI Holdings Limited	July 26, 2019	77,234,740	US$43,595,022
CMC Pandora Holdings Limited	July 26, 2019	38,976,108	US$22,000,000
Zhen Fund COV LLC	July 26, 2019	31,889,543	US$18,000,000
VMG PARTNERS IV, L.P.	July 26, 2019	25,902,281	US$14,620,500
VMG PARTNERS MENTORS CIRCLE IV, L.P.	July 26, 2019	672,338	US$379,500
Banyan Partners Fund III, L.P.	July 26, 2019	22,880,011	US$12,914,585
Banyan Partners Fund III-A, L.P.	July 26, 2019	4,037,649	US$2,279,044
YELLOW BEE LIMITED	July 26, 2019	5,314,924	US$3,000,000
HH PDI Holdings Limited	April 27, 2020	17,715,459	exercise of warrants
CMC Pandora Holdings Limited	April 27, 2020	4,428,865	exercise of warrants
VMG PARTNERS IV, L.P.	April 27, 2020	2,158,407	exercise of warrants
VMG PARTNERS MENTORS CIRCLE IV, L.P.	April 27, 2020	56,025	exercise of warrants
Banyan Partners Fund III, L.P.	April 27, 2020	1,882,267	exercise of warrants
Banyan Partners Fund III-A, L.P.	April 27, 2020	332,165	exercise of warrants
HH PDI Holdings Limited	September 11, 2020	31,002,054	exercise of warrant

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Banyan Partners Fund III, L.P	September 11, 2020	4,428,865	exercise of warrant
YELLOW BEE LIMITED	September 11, 2020	2,214,432	exercise of warrant
Green Earth Company Limited	September 11, 2020	2,214,432	exercise of warrant

Series D Preferred Shares
INTERNET FUND V PTE. LTD.	March 25, 2020	40,312,346	US$35,041,740 plus conversion of the convertible note
HH PDI Holdings Limited	March 25, 2020	6,654,926	US$7,435,674
LFC Investment Hong Kong Limited	March 25, 2020	1,342,500	US$1,500,000
Passion Marbles Limited	March 25, 2020	7,979,402	US$8,915,536
Green Earth Company Limited	March 25, 2020	7,979,402	US$8,915,536
Banyan Partners Fund III, L.P.	March 25, 2020	1,141,125	US$1,275,000
Banyan Partners Fund III-A, L.P.	March 25, 2020	201,375	US$225,000
VMG PARTNERS IV, L.P.	March 25, 2020	801,101	US$895,085
VMG PARTNERS MENTORS CIRCLE IV, L.P.	March 25, 2020	20,794	US$23,234

Series E Preferred Shares
CGI IX Investments	September 11, 2020	36,667,900	US$57,931,127
Bowenite Gem Investments Ltd	September 11, 2020	36,667,900	US$57,931,127
Loyal Valley Capital Advantage Fund II LP	September 11, 2020	18,333,950	US$28,965,564
LVC Beauty LP	September 11, 2020	5,238,271	US$8,275,875
Golden Valley Global Limited	September 11, 2020	2,619,136	US$4,137,938
HH SUM XXXIVV Holdings Limited	September 11, 2020	12,659,136	US$20,000,000
HH SUM XXXVIII Holdings Limited	September 11, 2020	4,365,739	US$6,897,373
Internet Fund V PTE. LTD	September 11, 2020	13,095,678	US$20,689,688
United Strength York Limited	September 11, 2020	5,238,271	US$8,275,875
CMC Pandora Holdings Limited	September 11, 2020	3,042,427	US$4,806,690
Passion Marbles Limited	September 11, 2020	2,994,940	US$4,731,666
Green Earth Company Limited	September 11, 2020	788,650	US$1,245,977
LFC Investment Hong Kong Limited	September 11, 2020	2,619,136	US$4,137,938

Convertible Notes
INTERNET FUND V PTE. LTD.	January 22, 2020		principal amount of US$10,000,000
Warrants
HH PDI Holdings Limited	April 27, 2020	Warrants to purchase 17,715,459 Series C preferred shares	US$9,999,462

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
CMC Pandora Holdings Limited	April 27, 2020	Warrants to purchase 4,428,865 Series C preferred shares	US$2,499,866
VMG PARTNERS IV, L.P.	April 27, 2020	Warrants to purchase 2,158,407 Series C preferred shares	US$1,218,309
VMG PARTNERS MENTORS CIRCLE IV, L.P.	April 27, 2020	Warrants to purchase 56,025 Series C preferred shares	US$31,624
Banyan Partners Fund III, L.P.	April 27, 2020	Warrants to purchase 1,882,267 Series C preferred shares	US$1,062,443
Banyan Partners Fund III-A, L.P.	April 27, 2020	Warrants to purchase 332,165 Series C preferred shares	US$187,490
HH PDI Holdings Limited	September 11, 2020	Warrant to purchase 31,002,054 Series C preferred shares	US$17,499,059
Banyan Partners Fund III, L.P	September 11, 2020	Warrant to purchase 4,428,865 Series C preferred shares	US$2,499,866
YELLOW BEE LIMITED	September 11, 2020	Warrant to purchase 2,214,432 Series C preferred shares	US$1,249,933

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Green Earth Company Limited	September 11, 2020	Warrant to purchase 2,214,432 Series C preferred shares	US$1,249,933

Options
Certain directors, officers and employees	Various dates	Options to purchase 266,531,399 ordinary shares	Past and future services provided to us

ITEM 8.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-8 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9.	UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Yatsen Holding Limited

Exhibit Index

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement

3.1†	The Eighth Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect

3.2†	The Ninth Amended and Restated Memorandum and Articles of Association of the Registrant, effective immediately prior to the completion of this offering

4.1†	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3)

4.2†	Registrant’s Specimen Certificate for Class A Ordinary Shares

4.3†	Form of Deposit Agreement, among the Registrant, the depositary and the holders and beneficial owners of American Depositary Shares issued thereunder

4.4†	The Seventh Amended and Restated Shareholders Agreement between the Registrant and other parties thereto dated September 11, 2020

5.1†	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary shares being registered and certain Cayman Islands tax matters

8.1†	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

8.2†	Opinion of Zhong Lun Law Firm regarding certain PRC tax matters (included in Exhibit 99.2)

10.1†	Share Option Plan

10.2†	Form of Indemnification Agreement between the Registrant and its directors and executive officers

10.3†	Form of Employment Agreement between the Registrant and its executive officers

10.4†	English translation of the executed Second Amended and Restated Proxy Agreement and Powers of Attorney granted to our WFOE by shareholders of our VIE dated October 28, 2020.

10.5†	English translation of the Second Amended and Restated Equity Pledge Agreement among our WFOE, our VIE and shareholders of our VIE dated October 28, 2020

10.6†	English translation of the Exclusive Business Cooperation Agreement between our WFOE and our VIE dated July 26, 2019

10.7†	English translation of the Second Amended and Restated Exclusive Call Option Agreement among our WFOE, our VIE and shareholders of our VIE dated October 28, 2020

10.8†	English translation of executed Spousal Consent Letter granted by the spouse of the individual shareholder of our VIE dated October 28, 2020

10.9†	Share Purchase Agreement between the Registrant Zhen Partners Fund IV, L.P., United Aspect Limited and other parties thereto, dated September 5, 2018

10.10†	Series B Preferred Share Purchase Agreement between the Registrant, Banyan Partners Fund III, L.P., Banyan Partners Fund III-A, L.P., Zhen Partners Fund IV, L.P., United Aspect Limited and other parties thereto, dated September 5, 2018

Exhibit Number	Description of Document

10.11†	Series B-3 Preferred Share Purchase Agreement between the Registrant, HH SPR-XIII Holdings Limited and other parties thereto, dated September 30, 2018

10.12†	Series B-3+ Preferred Share Purchase Agreement between the Registrant, Banyan Partners Fund III, L.P., Banyan Partners Fund III-A, L.P., HH SPR-XIII Holdings Limited and other parties thereto, dated February 25, 2019

10.13†	Series C Preferred Share Purchase Agreement between the Registrant, HH PDI Holdings Limited, CMC Pandora Holdings Limited, Zhen Fund COV LLC, VMG Partners IV, L.P., VMG Partners Mentors Circle IV, L.P., Banyan Partners Fund III, L.P., Banyan Partners Fund III-A, L.P., Yellow Bee Limited and other parties thereto, dated July 26, 2019

10.14†	Note Purchase Agreement between the Registrant, Internet Fund V Pte. Ltd., and other parties thereto, dated January 22, 2020

10.15†	Share Purchase Agreement by and among the Registrant, Internet Fund V Pte. Ltd., and other parties thereto, dated March 13, 2020

10.16†	Share Purchase Agreement by and among the Registrant, Green Earth Company Limited, and other parties thereto, dated March 13, 2020

10.17†	Share Purchase Agreement by and among the Registrant, Banyan Partners Fund III, L.P., Banyan Partners Fund III-A, L.P., and other parties thereto, dated March 13, 2020

10.18†	Share Purchase Agreement by and among the Registrant, CMC Pandora Holdings Limited, and other parties thereto, dated March 13, 2020

10.19†	Share Purchase Agreement by and among the Registrant, Passion Marbles Limited, and other parties thereto, dated March 16, 2020

10.20†	Share Purchase Agreement by and among the Registrant, LFC Investment Hong Kong Limited, and other parties thereto, dated March 16, 2020

10.21†	Share Purchase Agreement by and among the Registrant, HH PDI Holdings Limited, and other parties thereto, dated March 16, 2020

10.22†	Share Purchase Agreement by and among the Registrant, VMG Partners IV, L.P., VMG Partners Mentors Circle IV, L.P., and other parties thereto, dated March 16, 2020

10.23†	Warrant to Purchase Series C Preferred Shares of the Registrant between the Registrant and HH PDI Holdings Limited, dated April 27, 2020

10.24†	Warrant to Purchase Series C Preferred Shares of the Registrant between the Registrant and CMC Pandora Holdings Limited, dated April 27, 2020

10.25†	Warrant to Purchase Series C Preferred Shares of the Registrant between the Registrant and Banyan Partners Fund III, L.P., dated April 27, 2020

10.26†	Warrant to Purchase Series C Preferred Shares of the Registrant between the Registrant and Banyan Partners Fund III-A, L.P., dated April 27, 2020

10.27†	Warrant to Purchase Series C Preferred Shares of the Registrant between the Registrant and VMG Partners IV, L.P., dated April 27, 2020

10.28†	Warrant to Purchase Series C Preferred Shares of the Registrant between the Registrant and VMG Partners Mentors Circle IV, L.P., dated April 27, 2020

10.29†	Share Purchase Agreement by and among the Registrant, Passion Marbles Limited, and other parties thereto, dated April 27, 2020

Exhibit Number	Description of Document

10.30†	Share Purchase Agreement by and among the Registrant, LFC Investment Hong Kong Limited, and other parties thereto, dated April 27, 2020

10.31†	Share Purchase Agreement by and among the Registrant, Yellow Bee Limited, and other parties thereto, dated April 27, 2020

10.32†	Share Purchase Agreement by and among the Registrant, HH PDI Holdings Limited, and other parties thereto, dated April 27, 2020

10.33†	Share Purchase Agreement by and among the Registrant, CMC Pandora Holdings Limited, and other parties thereto, dated April 27, 2020

10.34†	Share Purchase Agreement by and among the Registrant, Banyan Partners Fund III, L.P., Banyan Partners Fund III-A, L.P., and other parties thereto, dated April 27, 2020

10.35†	Share Purchase Agreement by and among the Registrant, VMG Partner IV, L.P., VMG Partners Mentors Circle IV, L.P., and other parties thereto, dated April 27, 2020

10.36†	Share Purchase Agreement by and among the Registrant, Passion Marbles Limited, and other parties thereto, dated July 29, 2020

10.37†	Share Purchase Agreement by and among the Registrant, CGI IX Investments, and other parties thereto, dated August 23, 2020.

10.38†	Amendment Agreement to the Share Purchase Agreement by and between the Registrant, CGI IX Investments, dated September 11, 2020.

10.39†	Share Purchase Agreement by and among the Registrant, Bowenite Gem Investments Ltd, and other parties thereto, dated August 23, 2020.

10.40†	Amendment Agreement to the Share Purchase Agreement by and between the Registrant, Bowenite Gem Investments Ltd, dated September 11, 2020.

10.41†	Share Purchase Agreement by and among the Registrant, Loyal Valley Capital Advantage Fund II LP, LVC Beauty LP, Golden Valley Global Limited, and other parties thereto, dated September 11, 2020.

10.42†	Share Purchase Agreement by and among the Registrant, CMC Pandora Holdings Limited, and other parties thereto, dated September 11, 2020.

10.43†	Share Purchase Agreement by and among the Registrant, Passion Marbles Limited, and other parties thereto, dated September 11, 2020.

10.44†	Share Purchase Agreement by and among the Registrant, Green Earth Company Limited, and other parties thereto, dated September 11, 2020.

10.45†	Share Purchase Agreement by and among the Registrant, LFC Investment Hong Kong Limited, and other parties thereto, dated September 11, 2020.

10.46†	Share Purchase Agreement by and among the Registrant, HH PDI Holdings Limited, HH SUM XXXIVV Holdings Limited, HH SUM XXXVIII Holdings Limited, and other parties thereto, dated September 11, 2020.

10.47†	Share Purchase Agreement by and among the Registrant, Internet Fund V Pte. Ltd., and other parties thereto, dated September 11, 2020.

10.48†	Share Purchase Agreement by and among the Registrant, United Strength York Limited, and other parties thereto, dated September 11, 2020.

Exhibit Number	Description of Document

10.49†	Warrant to Purchase Series C Preferred Shares of the Registrant between the Registrant and HH PDI Holdings Limited, dated September 11, 2020.

10.50†	Warrant to Purchase Series C Preferred Shares of the Registrant between the Registrant and Banyan Partners Fund III, L.P., dated September 11, 2020.

10.51†	Warrant to Purchase Series C Preferred Shares of the Registrant between the Registrant and Green Earth Company Limited, dated September 11, 2020.

10.52†	Warrant to Purchase Series C Preferred Shares of the Registrant between the Registrant and Yellow Bee Limited, dated September 11, 2020.

21.1†	Principal Subsidiaries of the Registrant

23.1†	Consent of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm

23.2†	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.3†	Consent of Zhong Lun Law Firm (included in Exhibit 99.2)

23.4†	Consent of Sidney Xuande Huang

23.5†	Consent of Bonnie Yi Zhang

24.1†	Powers of Attorney (included on signature page)

99.1†	Code of Business Conduct and Ethics of the Registrant

99.2†	Opinion of Zhong Lun Law Firm regarding certain PRC law matters

99.3†	Consent of China Insights Consultancy Limited

†	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Guangzhou, China, on November 16, 2020.

Yatsen Holding Limited

By:	/s/ Jinfeng Huang
Name:	Jinfeng Huang
Title:	Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on November 16, 2020.

Signature	Title

/s/ Jinfeng Huang
Jinfeng Huang	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)

*
Yuwen Chen	Director and Chief Operating Officer

*
Jianhua Lyu	Director and Chief Sales Officer

*
Donghao Yang	Director and Chief Financial Officer (Principal Financial and Accounting Officer)

* By:
/s/ Jinfeng Huang
Name: Jinfeng Huang
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Yatsen Holding Limited has signed this registration statement or amendment thereto in New York on November 16, 2020.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries Title: Senior Vice President